UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2010

OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

Ohio	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Main Street
North Canton, Ohio 44720

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code :  (330) 244-2985

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 22, 2010, the Board of Directors (the “Board”) of Ohio Legacy Corp (the “Company”) elected Michael S. Steiner and David B. Wurster as directors of the Company to fill existing vacancies on the Board, and effective March 24, 2010, the Board elected Heather L. Davis to fill a vacancy on the Board.  Effective with their respective elections to the Board of the Company, each of these individuals was also elected to the board of directors of Ohio Legacy Bank, National Association (the “Bank”), a wholly-owned subsidiary of the Company.

Mr. Steiner served as Vice President of Insurance for Huntington National Bank from July 2007 until his retirement in March 2009, and served as Vice President of Insurance for Sky Insurance from October 2005 until its acquisition by Huntington National Bank.

Mr. Wurster has served as Chief Executive Officer of BookMasters, Inc., located in Ashland, Ohio, since 2002.  Mr. Wurster will serve on the Audit Committee of the Board.

Ms. Davis has served as the Chief Financial Officer of Hammond Construction, Inc., located in Canton, Ohio, since January 2005.  Ms. Davis will serve on the Audit Committee of the Board.

There were no arrangements or understandings between Mr. Steiner, Mr. Wurster or Ms. Davis and any other persons pursuant to which they were selected as directors.

Beginning May 1, 2010, as compensation for their Board service, Ms. Davis and Messrs. Steiner and Wurster will receive $500 for each Board meeting attended.  Additionally, Ms. Davis and Mr. Wurster will receive $250 for each Audit Committee meeting attended.

As has been previously disclosed, in February 2010, Excel Bancorp, LLC (“Excel Bancorp”) purchased 15 million shares of the Company’s common stock, resulting in Excel’s ownership of approximately 76% of the Company (the “Excel Transaction”).  Mr. Wurster, through a trust, owns approximately 6.67% of the outstanding membership interests in Excel Bancorp, which causes Mr. Wurster to have, for purposes of Item 404(a) of Regulation S-K, an indirect interest with a value of $1,000,000 in the Excel Transaction.  Ms. Davis, indirectly through family members, owns approximately 1.67% of the outstanding membership interests in Excel Bancorp, which causes Ms. Davis to have, for purposes of Item 404(a) of Regulation S-K, an indirect interest with a value of $250,000 in the Excel Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2010

OHIO LEGACY CORP

By: /s/ Rick L. Hull Rick L. Hull
President and Chief Executive Officer